EX-32.2  ex322.txt SILVER BUTTE MINING COMPANY FORM 10QSB

CERTIFICATIONS  PURSUANT TO THE SARBANES-OXLEY ACT
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Evans, director and secretary/treasurer of Silver Butte Mining Company (the "Company") do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	This Quarterly Report on Form 10-QSB of the
Company for the period ended February 24, 2004 as filed with the Securities and Exchange Commission
(the "report"), fully complies with the
requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly
presents, in all material respects, the financial condition and results of operations of the Company.
Date:  April 9, 2004

By    _____/s/ Robert J. Evans    _______
Robert J. Evans, Secretary/Treasurer and Director

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